UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2008

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 19, 2008, the Board of Directors of Sunrise Senior Living, Inc. (the “Corporation”) approved an Amendment, effective as of 8:00 a.m., New York City time, on November 19, 2008 (the “Amendment”), to its existing Rights Agreement, dated as of April 24, 2006 (as amended, the “Rights Agreement”), between the Corporation and American Stock Transfer & Trust Company, as rights agent.

The Amendment: (a) amends the definition of “beneficial ownership” to explicitly cover, with certain exceptions (including relating to swaps dealers), interests in the Corporation’s shares of common stock created by derivative positions in which a person is a receiving party to the extent that actual shares of common stock are directly or indirectly held by the counterparties to such derivative positions; and (b) decreases from 20% to 10% the threshold of beneficial ownership of the Corporation’s securities above which investors become “Acquiring Persons” under the Rights Agreement and thereby trigger the issuance of preferred stock purchase rights issued under the Rights Agreement (the “Rights”), except that stockholders who beneficially own more than 10% of the Corporation’s voting stock as of 8 a.m., New York City time, on November 19, 2008, will be grandfathered under the Amendment so that their existing ownership positions will be permitted.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

The description of the Amendment to the Rights Agreement set forth above under Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mark S. Ordan

On November 13, 2008, following approval of both the Board of Directors of the Corporation and the Compensation Committee of the Board of Directors, the Corporation entered into an employment agreement with Mark S. Ordan, the Chief Executive Officer and a Director of the Corporation.

The employment agreement provides for a three-year employment term commencing as of November 1, 2008, the date on which Mr. Ordan became the Corporation’s Chief Executive Officer, with automatic one-year renewals at the end of that term and each year thereafter unless either party provides notice to the other, at least 120 days prior to the next renewal date, that the term will not be extended.

Under the employment agreement, Mr. Ordan will receive an annual base salary of $650,000 per year and will be eligible for an annual bonus under the Corporation’s annual incentive plan in a target amount equal to 150 percent of his annual base salary (although the actual annual bonus paid to Mr. Ordan may range from 0 to 300 percent of his annual base salary), subject to the achievement of applicable performance goals. For the Corporation’s 2008 fiscal year, however, Mr. Ordan will receive an annual bonus of not less than $500,000, which amount was paid on November 14, 2008.

Pursuant to the employment agreement, on November 13, 2008, Mr. Ordan was granted a promotion award of 1,500,000 stock options under the Corporation’s 2008 Omnibus Incentive Plan. The options have a term of 10 years and an exercise price per share equal to the closing price per share of the Corporation’s common stock on November 13, 2008. One-third of the options will vest on each of November 1, 2009, 2010 and 2011, subject to Mr. Ordan’s continued employment on the applicable vesting date.

Pursuant to the employment agreement, in the event that Mr. Ordan’s employment is terminated by the Corporation other than for Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) or by Mr. Ordan for Good Reason (as defined in the employment agreement), the Corporation will pay to Mr. Ordan accrued obligations and, subject to his execution (and non-revocation) of a general release of claims, a lump sum severance payment within 30 days following the date of termination in an amount equal to the sum of (i) two times Mr. Ordan’s annual base salary and (ii) 0.75 times Mr. Ordan’s target annual bonus amount. In addition, if allowed by the Corporation’s health benefits plans, Mr. Ordan will be entitled to purchase group health benefits offered to the Corporation’s active employees generally until he attains age 65.

If such termination of employment occurs on or after November 1, 2010, Mr. Ordan’s promotion stock options will vest in full; if such termination occurs prior to November 1, 2010, Mr. Ordan’s unvested promotion options will vest as to 500,000 options plus an additional number of options equal to the product of 500,000 times a fraction, the numerator of which is the number of days from the latest anniversary of November 1, 2008 through the date of termination and the denominator of which is 365. Further, Mr. Ordan’s unvested equity awards, other than the promotion options, will vest pro-rata based on service performed during open vesting periods plus one year of service, subject to the achievement of any applicable performance conditions.

If, however, Mr. Ordan’s employment is terminated by the Corporation other than for Cause, death or Disability or by Mr. Ordan for Good Reason after May 1, 2009 and either:

●	such termination occurred within two years following a Change of Control (as defined in the Corporation’s 2008 Omnibus Incentive Plan) of the Corporation occurring after May 1, 2009; or

●	such termination occurred prior to a Change of Control, but after the execution of a definitive agreement providing for a Change of Control, and such termination arose in connection with or anticipation of such Change of Control, then, in lieu of the severance benefits described above, the Corporation will pay to Mr. Ordan (i) accrued obligations, and (ii) a lump sum severance payment equal to the product of two and the sum of Mr. Ordan’s annual base salary and average annual bonus in respect of the two fiscal years of the Corporation immediately preceding the year in which the Change of Control occurs (or if the date of termination occurs prior to the payment date of such fiscal years’ annual bonuses, the target bonus for the fiscal year in which the Change of Control occurs). In addition, Mr. Ordan will receive his target bonus for the year of termination, pro-rated through the date of termination and, if allowed by the Corporation’s health benefits plans, will be entitled to purchase group health benefits offered to the Corporation’s active employees generally until he attains age 65. Finally, the promotion options will vest in full and any service-based vesting conditions on any equity awards held by Mr. Ordan other than the promotion options shall be waived.

In the event that Mr. Ordan becomes subject to any golden parachute excise taxes under Section 4999 of the Internal Revenue Code, he will be entitled to an additional payment such that he is placed in the same after-tax position as if no excise tax had been imposed. However, if the aggregate payments that Mr. Ordan is entitled to receive exceeds by 10 percent or less the maximum amount that he could receive without being subject to the excise tax, then he will not receive such gross-up payment, and payments otherwise subject to the excise tax will be reduced to the maximum amount that he could receive without being subject to the excise tax.

Pursuant to the employment agreement and the Corporation’s recoupment policy, any incentive or equity compensation paid to Mr. Ordan will be subject to recoupment in the event of a restatement of the Corporation’s consolidated financial statements, to the extent such compensation would not otherwise have been received based on the restated financial statements.

Pursuant to the employment agreement, Mr. Ordan agreed to be subject to covenants of non-competition and non-solicitation of the Corporation’s employees and customers during his employment and for a period of two years thereafter (provided that the non-competition covenant will be reduced to six months if Mr. Ordan’s employment terminates at the end of the term as a result of non-renewal by the Corporation), and to perpetual duties of confidentiality and non-disparagement.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Letter Agreement with Julie Pangelinan

On November 17, 2008, the Corporation entered into a letter agreement with Julie Pangelinan, the Chief Accounting Officer of the Corporation. Under the letter agreement, Ms. Pangelinan will receive a cash bonus of $200,000 on the Corporation’s next regularly scheduled pay date. The cash bonus payment will be in lieu of, and in full satisfaction of, the Corporation’s agreement to grant to Ms. Pangelinan $200,000 in restricted stock pursuant to Ms. Pangelinan’s offer letter from the Corporation dated February 27, 2006.

The foregoing description of the letter agreement is qualified in its entirety by reference to the full text of the letter agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2008, the Board approved Amended and Restated Bylaws of the Corporation (the “Revised Bylaws”), which Amended and Restated Bylaws are effective as of November 14, 2008. The principal changes between the Revised Bylaws and the bylaws in effect prior to the approval of the Revised Bylaws are as follows:

Declassification of Board / No Ability of Stockholders to Call a Special Meeting for the Purpose of Removing a Director Without Cause. At the Corporation’s 2008 stockholder annual meeting, stockholders approved amendments to the Corporation’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to declassify the Board over a three-year period and to provide that directors may be removed without cause (except for directors currently serving terms that expire at the 2009 or 2010 annual meeting, which directors could be removed only with cause for the remainder of their current terms), but that no special meeting of stockholders for the purpose of removing any director without cause may be called at the request of stockholders. Specifically, under the stockholder-approved Certificate of Incorporation:

●	all directors elected or appointed at or after the 2008 annual meeting of stockholders will serve for terms expiring at the next annual meeting of stockholders, so that, beginning at the 2010 annual meeting of stockholders, the Board will no longer be divided into classes and all directors will be elected to serve for terms expiring at the next annual meeting of stockholders;

●	all directors currently in office whose terms expire at the 2009 and 2010 annual meetings of stockholders will continue to serve their remaining terms;

●	any director chosen as a result of a newly created directorship or to fill a vacancy on the Board after the 2008 annual meeting will hold office for a term expiring at the next annual meeting of stockholders; and

●	from and after the 2008 annual meeting, stockholders will have the right to remove directors with or without cause (except for directors currently serving terms that expire at the 2009 or 2010 annual meeting, which directors could be removed only with cause for the remainder of their current terms), but no special meeting of stockholders may be called at the request of stockholders for the purpose of removing a director without cause.

The Bylaws have been modified to reflect and conform with these adopted amendments to the Certificate of Incorporation.

Stockholder Advance Notice Provisions. The Bylaws were also amended to extend the applicability of the Bylaws’ advance notice provisions to all stockholder nominations and proposals of business (whether in respect of annual meetings or special meetings) and increase advance notice requirements for submission of stockholder proposals:

●	Annual meetings: Under the Revised Bylaws, stockholders proposing matters for consideration at an annual meeting must provide notice not earlier than 120 days and not later than 90 days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the immediately preceding annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, stockholder notice must be delivered not earlier than 120 day and not later than 90 day prior to the date of such annual meeting. If the first public announcement of the date is less than 100 days prior to the date of such annual meeting, then stockholder notice must be delivered not later than the 10th day following such public announcement.

●	Special meetings: Stockholders proposing matters for consideration at a special meeting must provide notice not less than 120 calendar days prior to the date of the special meeting. If the first public announcement of the date of such special meeting is less than 130 days prior to the date of such special meeting, stockholder notice must be delivered not later than the 10th day following such public announcement.

In addition, the advance notice requirements with respect to annual and special meetings have been amended to require certain additional disclosures regarding the stockholders making proposals or nominations, including disclosure of all ownership interests (including derivative interests) and rights to vote any shares of any security of the Corporation and disclosure regarding the business proposed or director nominee, including a description of any compensation, agreements, arrangements and understandings between the proposing stockholder and the nominee and a description of any agreements, arrangements and understandings between the proposing stockholder and any persons (including their names) in connection with the business proposal, and a signed nominee questionnaire.

Regulation and Organization of Stockholder Meetings. With respect to adjournment, postponement and cancellation of stockholder meetings, the Bylaws were also revised to include the following changes:

●	Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the entire Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

●	The Chair of the Board, the Chief Executive Officer and the President (but not the holders of a majority of the outstanding shares) may adjourn a stockholder meeting, and a quorum must be established at any adjourned meeting.

Indemnification. Article 6 of the Bylaws, which pertains to the Corporation’s indemnification of officers, directors and other employees and agents, has been revised to clarify that the rights to advancement of expenses and indemnification are contractual rights that vest at the time an individual becomes a director or officer of the Corporation, and that subsequent amendment of the advancement and indemnification provisions may not adversely affect the rights of directors or officers with respect to events or actions occurring prior to the amendment.

Miscellaneous. The Bylaws have been revised to clarify that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The Bylaws have also been revised to clarify that shares of the Corporation’s stock may be in certificated or uncertificated form. In addition, the Bylaws have been revised so that powers granted to the President of the Corporation are also granted to the Chief Executive Officer of the Corporation.

The foregoing description of the Bylaw amendments is qualified in its entirety by reference to the full text of the Corporation’s Revised Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.
3.1	Amended and Restated Bylaws of the Corporation, effective as of November 14, 2008

4.1	Amendment, dated as of November 19, 2008, to the Rights Agreement, dated as of April 24, 2008, between the Corporation and American Stock Transfer & Trust Company, as rights agent

10.1	Employment Agreement between the Corporation and Mark S. Ordan, dated November 13, 2008

10.2	Letter Agreement between the Corporation and Julie Pangelinan, dated November 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: November 19, 2008	By: /s/ John F. Gaul John F. Gaul General Counsel

Exhibit Index

3.1	Amended and Restated Bylaws of the Corporation, effective as of November 14, 2008

4.1	Amendment, dated as of November 19, 2008, to the Rights Agreement, dated as of April 24, 2008, between the Corporation and American Stock Transfer & Trust Company, as rights agent

10.1	Employment Agreement between the Corporation and Mark S. Ordan, dated November 13, 2008

10.2	Letter Agreement between the Corporation and Julie Pangelinan, dated November 17, 2008